As filed with the Securities and Exchange Commission on April 8, 2009
Registration No. 333-157300

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMAX Corporation
(Exact name of registrant as specified in its charter)

Canada	98-0140269
(State or other jurisdiction of	(IRS Employer Identification Number)
incorporation or organization)

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
(905) 403-6500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive
offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

IMAX U.S.A Inc.
110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100
(Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Jason R. Lehner, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
     If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Proposed
		maximum offering	Proposed maximum
Title of each class of	Amount to be	price per unit or	aggregate	Amount of
securities to be registered	Registered(1)	share	offering price(2),(8)	registration fee(3)
Debt Securities(4)
Guarantees of Debt Securities by Subsidiary Guarantors(5)
Preferred Shares(4)
Common Shares, no par value(4)
Warrants(4), (6)
Stock Purchase Contracts(4)
Units(4)

Total	$250,000,000	— (7)	$250,000,000	$9,825(9)

(1)	There are being registered hereunder such indeterminate principal amount or number of the securities of each class identified above as shall have an aggregate initial offering price not to exceed $250,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum aggregate offering price per security will be determined, from time to time, by the registrant in connection with the sale by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)	Also includes such indeterminate principal amount or number of securities of each class as may be issued from time to time upon conversion of, in exchange for, upon settlement of, or upon exercise of convertible or exchangeable securities.

(5)	Registrants listed on the Table of Additional Registrants may fully and unconditionally guarantee our debt securities on an unsecured basis. Pursuant to Rule 457(n) under the Securities Act, no separate fee will be required to be paid in respect of guarantees of our debt securities that are being registered concurrently.

(6)	Warrants to purchase the above-referenced securities may be offered and sold separately or together with the other securities registered hereby.

(7)	Omitted pursuant to General Instruction II.D. of Form S-3.

(8)	Exclusive of accrued interest, if any.

(9)	$9,825 was paid concurrently with the filing of the Registration Statement on February 13, 2009.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

	State or Other	IRS
	Jurisdiction of	Employer	Address, Including Zip Code and
Exact Name of Registrant As	Incorporation or	Identification	Telephone Number, Including Area Code,
Specified in its Charter	Organization	Number	of Registrant’s Principal Executive Offices

1329507 Ontario Inc.	Ontario	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

7096267 Canada Ltd.	Canada	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

3183 Films Ltd.	Canada	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

6822967 Canada Ltd.	Canada	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

7096291 Canada Ltd.	Canada	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

7103077 Canada Ltd.	Canada	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

7109857 Canada Ltd.	Canada	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

Arizona Big Frame Theatres, L.L.C.	Arizona	52-2053926	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

Big Engine Films Inc.	Delaware	98-0460215	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

Coral Sea Films Ltd.	Canada	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

David Keighley Productions 70 MM Inc.	Delaware	95-3996963	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

IMAX (Titanic) Inc.	Delaware	98-0123185	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

7096194 Canada Ltd.	Canada	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

2

	State or Other	IRS
	Jurisdiction of	Employer	Address, Including Zip Code and
Exact Name of Registrant As	Incorporation or	Identification	Telephone Number, Including Area Code,
Specified in its Charter	Organization	Number	of Registrant’s Principal Executive Offices

IMAX II U.S.A. Inc.	Delaware	51-0373323	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

IMAX Chicago Theatre LLC	Delaware	82-0565362	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

IMAX Film Holding Co.	Delaware	—	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

IMAX Indianapolis LLC	Indiana	35-2133466	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

IMAX International Sales Corporation	Canada	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

IMAX Minnesota Holding Co.	Delaware	52-2254901	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

IMAX Music Ltd.	Ontario	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

IMAX Providence General Partner Co.	Delaware	52-2054994	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

IMAX Providence Limited Partner Co.	Delaware	52-2054995	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

IMAX Rhode Island Limited Partnership	Rhode Island	98-0176677	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

IMAX Scribe Inc.	Delaware	51-0373325	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

IMAX Space Productions Ltd.	Canada	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

IMAX Space Ltd.	Ontario	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

IMAX Theatre Holding (California I) Co.	Delaware	52-2054998	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

3

	State or Other	IRS
	Jurisdiction of	Employer	Address, Including Zip Code and
Exact Name of Registrant As	Incorporation or	Identification	Telephone Number, Including Area Code,
Specified in its Charter	Organization	Number	of Registrant’s Principal Executive Offices

IMAX Theatre Holding (California II) Co.	Delaware	52-2054999	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

IMAX Theatre Holding (Nyack I) Co.	Delaware	52-2055001	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

IMAX Theatre Holding (Nyack II) Co.	Delaware	52-2055002	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

IMAX Theatre Holding Co.	Delaware	52-2054997	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

IMAX Theatre Holdings (OEI), Inc.	Delaware	52-2054993	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

IMAX Theatre Management Company	Delaware	52-2054996	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

IMAX Theatre Services Ltd.	Ontario	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

IMAX U.S.A. Inc.	Delaware	98-0159490	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

Nyack Theatre LLC	New York	98-0202278	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

Raining Arrows Productions Ltd.	Canada	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

Ridefilm Corporation	Delaware	04-3222960	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

Ruth Quentin Films Ltd.	Canada	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

Sacramento Theatre LLC	Delaware	68-0432572	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

Sonics Associates, Inc.	Alabama	63-0623302	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

4

	State or Other	IRS
	Jurisdiction of	Employer	Address, Including Zip Code and
Exact Name of Registrant As	Incorporation or	Identification	Telephone Number, Including Area Code,
Specified in its Charter	Organization	Number	of Registrant’s Principal Executive Offices

Starboard Theatres Ltd.	Canada	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

Strategic Sponsorship Corporation	Delaware	52-1723753	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

Taurus-Littrow Productions Inc.	Delaware	47-0939893	110 E. 59th Street, Suite 2100
New York, New York 10022
(212) 821-0100

The Deep Magic Company Ltd.	Canada	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

Walking Bones Pictures Ltd.	Canada	—	2525 Speakman Drive
Mississauga, Ontario L5K 1B1 Canada
(905) 403-6500

5

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 8, 2009
Prospectus
IMAX Corporation
$250,000,000
Debt Securities
Guarantees of Debt Securities
Preferred Shares
Common Shares
Warrants
Stock Purchase Contracts
Units

     We may offer and sell, from time to time in one or more offerings, any combination of debt and equity securities that we describe in this prospectus having an aggregate initial offering price of up to $250,000,000.
     Our debt securities may be guaranteed by certain of our U.S. and Canadian subsidiaries on an unsecured basis.
     This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus, carefully before you invest.
     Our common shares trade on the NASDAQ Global Market under the symbol “IMAX” and on the Toronto Stock Exchange under the symbol “IMX.” On April 7, 2009, the last reported sale price of our common shares on NASDAQ and the TSX was $4.57 and Cdn $5.63, respectively.
     We have not yet determined whether any of the debt securities or any of our preferred shares, warrants, stock purchase contracts, or units will be listed on any exchange or over-the-counter market. If we decide to seek listing of these securities, a prospectus supplement relating to such securities will identify the exchange or market.
     INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS.
     This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.
     We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2009.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.
     CANADA HAS NO SYSTEM OF EXCHANGE CONTROLS. THERE ARE NO CANADIAN RESTRICTIONS ON THE REPATRIATION OF CAPITAL OR EARNINGS OF A CANADIAN PUBLIC COMPANY TO NON-RESIDENT INVESTORS. THERE ARE NO CANADIAN LAWS OR EXCHANGE RESTRICTIONS AFFECTING THE REMITTANCE OF DIVIDENDS, INTEREST, ROYALTIES OR SIMILAR PAYMENTS TO NON-RESIDENT HOLDERS OF OUR SECURITIES, EXCEPT FOR INCOME TAX PROVISIONS WHICH MAY APPLY TO PARTICULAR SECURITIES TO BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT.
     Unless the context requires otherwise or otherwise as expressly stated, the terms “we,” “our,” “us,” “IMAX” and the “Company” refer to IMAX Corporation, a corporation incorporated under the federal laws of Canada, and its consolidated subsidiaries.

     IMAX®, IMAX® Dome, IMAX® 3D, IMAX® 3D Dome, The IMAX Experience®, An IMAX Experience®, IMAX DMR®, IMAX MPX®, IMAX think big® and think big® are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements included or incorporated by reference in this prospectus may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, references to future capital expenditures (including the amount and nature thereof), business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, plans and references to the future success of the Company together with its wholly-owned subsidiaries and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; competitive actions by other companies; U.S. and Canadian regulatory inquiries; conditions in the in-home and out-of-home entertainment industries; changes in laws or regulations; conditions, changes and developments in the commercial exhibition industry; risks associated with the performance of the Company’s new technologies; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; the potential impact of increased competition in the markets the Company operates within; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements included or incorporated by reference in this prospectus are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. We urge you to review carefully the section entitled “Risk Factors” in this prospectus and any prospectus supplement for additional details about risks that may affect these forward-looking statements. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.
ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings up to an aggregate initial offering price of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement.
               You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

i

SUMMARY
     This summary is not complete and does not contain all of the information that you should consider before buying our securities. You should read the entire prospectus carefully including, in particular, the section entitled “Risk Factors” beginning on page 2 and the more detailed information and financial statements and related notes appearing elsewhere or incorporated by reference in this prospectus before making an investment decision.
IMAX Corporation
          We, together with our wholly-owned subsidiaries, are one of the world’s leading entertainment technology companies, specializing in digital and film-based motion picture technologies and large-format two-dimensional and three-dimensional film presentations. Our principal business is the design, manufacture, sale and lease of theater systems based on proprietary and patented technology for large format theaters, including commercial theaters, museums and science centers, and destination entertainment sites. The majority of these theaters are operated by third parties. We generally do not own IMAX theaters, but we license the use of our trademarks along with the sale or lease of our equipment. We refer to all theaters using the IMAX theater system as IMAX theaters.
          We are also engaged in the production, digital re-mastering, post-production and distribution of large-format films, the operation of IMAX theaters and the provision of services in support of IMAX theaters and the IMAX theater network.
          We were formed in March 1994 as a result of an amalgamation between WGIM Acquisition Corp. and our predecessor, IMAX Corporation. The predecessor IMAX was incorporated in 1967.
          Our principal executive offices are located in: Mississauga, Ontario, Canada; New York, New York; and Santa Monica, California. The address and phone number for our Mississauga office is as follows: 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, (905) 403-6500. The address and phone number for our New York office is as follows: 115 E. 59th Street, Suite 2100, New York, New York, 10022, (212) 821-0100. The address and telephone number for our Santa Monica office is as follows: 3003 Exposition Blvd., Santa Monica, California, 90405, (310) 255-5500.

RISK FACTORS
     An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks described in the section entitled “Risk Factors” in any prospectus supplement and the risks described in the Company’s most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q. The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition.
          The risks and uncertainties we describe are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of the securities and the loss of all or part of your investment.
RATIO OF EARNINGS TO FIXED CHARGES
     Our ratio of our earnings to fixed charges for the periods indicated is set forth below. The information set forth below should be read together with the financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2008 incorporated by reference into this prospectus.

	Years ended December 31,
	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	(0.78)	(0.56)	0.33	1.39	1.36
     For the purposes of these computations, earnings have been calculated as the sum of (i) income (loss) from continuing operations before income taxes, equity income (losses) in affiliates, minority interest, cumulative effect of change in accounting principle and extraordinary gain on acquisition of minority interest and (ii) fixed charges. Fixed charges consist of the sum of (i) interest cost (whether expensed or capitalized), amortized premiums, discounted and capitalized expenses related to indebtedness and (ii) an estimate of the interest within rental expense. The ratio of earnings to fixed charges was less than 1:1 for the year ended December 31, 2006. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $11.9 million in earnings in the year ended December 31, 2006. The ratio of earnings to fixed charges was less than 1:1 for the year ended December 31, 2007. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $28.5 million in earnings in the year ended December 31, 2007. The ratio of earnings to fixed charges was less than 1:1 for the year ended December 31, 2008. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $33.5 million in earnings in the year ended December 31, 2008.
     If we use this prospectus to issue preferred shares, the prospectus supplement will include a ratio of combined fixed charges and preferred dividends to earnings, as appropriate. We had no preferred shares outstanding in any of the periods shown.

USE OF PROCEEDS
     Unless we state otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities that may be offered by this prospectus and the applicable prospectus supplement for general corporate purposes, which may include repayment of debt, acquisitions, capital expenditures and working capital needs, and for repurchases of common shares. We will determine the allocation of the net proceeds of an offering of securities to a specific purpose, if any, at the time of the offering and we will describe such allocation in the applicable prospectus supplement. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement.
     We may temporarily invest any proceeds that are not immediately applied to the above purposes in U.S. government or agency obligations, commercial paper, money market funds, taxable and tax-exempt notes and bonds, variable-rate demand obligations, bank certificates of deposits or repurchase agreements collateralized by U.S. government or agency obligations. We may also deposit the proceeds with banks.

DESCRIPTION OF DEBT SECURITIES
          The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Because the terms of a specific series of debt securities may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.
          We may issue senior notes under a senior indenture to be entered into among, us, a trustee to be named in the senior indenture and, if guaranteed, the subsidiary guarantors named therein. We may issue subordinated notes under a subordinated indenture to be entered into among us, a trustee to be named in the subordinated indenture and, if guaranteed, the subsidiary guarantors named therein. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. We urge you to read the indenture applicable to your investment because the indenture, and not this section, defines your rights as a holder of debt securities.
          The debt securities may be guaranteed by certain of our U.S. and Canadian subsidiaries.
          Under applicable Canadian law, a Canadian licensed trust company may be required to be appointed as co-trustee under any or all of the indentures in certain circumstances. In such circumstances, it is anticipated that application will be made to the appropriate Canadian regulatory authorities for exemptions from this and other requirements of Canadian law applicable to the indentures. If such relief is not obtained, the applicable legislative requirements will be complied with at the time of the applicable offering.
          The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
          We will describe in the applicable prospectus supplement terms relating to a series of notes including, but not limited to, the following:
•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, and, if so, who the depository will be;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the interest payment dates and the regular record dates for interest payment dates or the method for determining such dates;

•	whether the notes will be secured or unsecured, and the terms of any secured debt;

•	whether the notes will be guaranteed by our subsidiaries;

•	whether the notes and/or any guarantees will be senior or subordinated;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	a discussion on any material or preferred United States federal income tax considerations applicable to the notes;

•	whether and under what circumstances we will pay additional amounts to non-Canadian holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts;

•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any deleted, modified or additional events of default or remedies or additional covenants with respect to the debt securities.
          We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount, or as payment-in-kind securities which may constitute original issue discount securities for U.S. federal income tax purposes. The prospectus supplement relating to the original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to any specific debt securities will also describe any material additional tax considerations applicable to such debt securities.
Debt Guarantees
          Unless otherwise set forth in the applicable prospectus supplement, our notes will be guaranteed by certain of our U.S. and Canadian subsidiaries. If a series of notes is guaranteed by subsidiary guarantors, the guarantee will be set forth in the applicable indenture or in a supplemental indenture.
          Payments with respect to subsidiary guarantees of our subordinated notes will be subordinated in right of payment to the prior payment in full of all senior indebtedness of each such subsidiary guarantor to the same extent and manner that payments with respect to our subordinated notes are subordinated in right of payment to the prior payment in full of all of our senior indebtedness.
Conversion or Exchange Rights
          We will set forth in the applicable prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common shares or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of common shares or other securities of ours that the holders of the series of notes receive would be subject to adjustment.
Consolidation, Merger or Sale
          Unless otherwise described in the prospectus supplement of any series, we will not consolidate, amalgamate or merge with or enter into any statutory arrangement with any other corporation or effect any conveyance, transfer or lease of all or substantially all of our properties and assets unless the following specified conditions are satisfied:
•	the resulting entity must agree to be legally responsible for the debt securities and be a corporation, partnership or trust organized and existing under the laws of Canada or any province or territory thereof, the United States, any state thereof or the District of Columbia or, if such transaction would not impair your rights, any other country provided the successor entity assumes our obligations under the debt securities and the indenture to pay additional amounts;

•	the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

•	we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

Events of Default Under the Indenture
          The following are events of default under the indentures with respect to any series of notes that we may issue:
•	if we fail to pay interest when due and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we, or one of our subsidiary guarantors, fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 60 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
          If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, on and accrued interest, if any, on the notes due and payable immediately.
          The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
          Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
          A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.
          These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal of, premium, if any, or interest on, the notes.
          We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture
          We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:
•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to change anything that does not materially adversely affect the interests of any holder of notes of any series; and

•	other matters specified in the applicable prospectus supplement.
          In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, the following changes require the consent of each holder of any outstanding notes affected:
•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of interest, or any premium payable upon the redemption of any notes;

•	release a guarantor from its obligations under its guarantee, other than in accordance with the terms thereof;

•	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment; or

•	other matters specified in the applicable prospectus supplement.
Defeasance
          The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
          Covenant Defeasance. Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:
•	If the debt securities of the particular series are denominated in U.S. dollars, deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency debt securities or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	Deliver to the trustee a legal opinion of our U.S. counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

•	Deliver to the trustee a legal opinion of our Canadian counsel or a ruling from the Canada Revenue Agency confirming that, under current Canadian federal or provincial income tax or other tax purposes, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

•	Deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.
          If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
          Full Defeasance. If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•	If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency debt securities or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of U.S. counsel confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

•	We must deliver to the trustee a legal opinion of Canadian counsel confirming that there has been a change in current Canadian federal or provincial income tax law or a ruling from the Canada Revenue Agency that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current Canadian federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.
          If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.
Discharge
          Each indenture provides that we can elect, under certain circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.
          In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
          We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.
          At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

          Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
          We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.
          If we elect to redeem the notes of any series, we will not be required to:
•	issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.
Information Concerning the Trustee
          The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
          Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.
          We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in the city of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.
          All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
          The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York.

LEGAL OWNERSHIP OF SECURITIES
          We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.
          As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
          We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn hold beneficial interests in the securities on behalf of themselves or their customers.
          Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
          As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
          We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
          For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.
Legal Holders
          Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
          For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders
          If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
          A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
          Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, Depository Trust Company, known as DTC, will be the depositary for all securities issued in book-entry form.
          A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
          If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
          As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.
          If securities are issued only in the form of a global security, an investor should be aware of the following:
•	An investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations when a Global Security Will Be Terminated
          In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
          The global security will terminate when the following special situations occur:
•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
          The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

DESCRIPTION OF PREFERRED SHARES
          We have the ability to issue an unlimited number of special shares, which we refer to herein as preferred shares, in series with such terms as our board of directors may determine. Any such series of special shares could have rights equal or superior to the rights of our common shares.
          The following briefly summarizes the provisions of our articles that would be important to holders of our special shares. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles which is an exhibit to the registration statement which contains this prospectus. The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus. We encourage you to review complete copies of our articles and by-law.
          The specific terms of your series of special shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of special shares. The terms in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
Our Authorized Special Shares
          Under our articles, our board of directors is authorized, without further action by our shareholders, to issue at any time an unlimited number of special shares. Our board of directors may from time to time before the issue thereof fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to, each series of special shares. The special shares shall be entitled to priority over the common shares and all other shares ranking junior to the special shares with respect to the payment of dividends and the distribution of our assets in the event of any liquidation, dissolution or winding-up or other distribution of our assets among our shareholders for the purpose of winding-up our affairs. Except as otherwise provided by law or as may be required by the rules of the applicable national securities exchange or quotation service, the holders of the special shares shall not, as such, be entitled to receive notice of or to attend any meeting of our shareholders and shall not be entitled to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the special shares shall not be entitled to vote separately as a class on any proposal to amend our articles to:
•	increase or decrease any maximum number of authorized special shares, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the special shares;

•	effect an exchange, reclassification or cancellation of all or part of the special shares; or

•	create a new class of shares equal or superior to the special shares.
               The prospectus supplement relating to the particular series of special shares will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:
•	the offering price at which we will issue the special shares;

•	the title, designation of number of special shares and stated value of the special shares;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the special shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our articles.

          When we issue and receive payment for the special shares, the shares will be fully paid and non-assessable, which means that the holders will have paid their purchase price in full and that we may not ask them to surrender additional funds.
          The rights of holders of the special shares offered may be adversely affected by the rights of holders of any special shares that may be issued in the future. Our board of directors may cause the special shares to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue special shares may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.
Transfer Agent and Registrar
          The transfer agent, registrar and dividend disbursement agent for the special shares will be stated in the applicable prospectus supplement.

DESCRIPTION OF COMMON SHARES
          Our authorized capital stock consists of an unlimited number of common shares. As of April 7, 2009, there were 43,730,631 common shares outstanding. Our common shares are quoted on the NASDAQ Global Market under the symbol “IMAX” and are listed on the Toronto Stock Exchange under the symbol “IMX.”
          The following description of our common shares and provisions of our articles and by-law is only a summary. The description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles and by-law, which are exhibits to the registration statement which contains this prospectus. We encourage you to review complete copies of our articles and by-law.
Voting Rights
          Each holder of our common shares is entitled to one vote for each share on all matters submitted to a vote of our stockholders, including the election of our directors. The rights attached to the common shares do not provide for cumulative voting rights or preemptive rights. Accordingly, the holders of a majority of our outstanding common shares entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends
          The holders of common shares are entitled to receive dividends if, as and when declared by our board of directors, subject to the rights of the holders of any other class of our shares entitled to receive dividends in priority to the common shares. Certain of the instruments governing our existing indebtedness restrict our rights to pay dividends to the holders of the common shares.
Liquidation, Dissolution or Winding Up
          If we liquidate, dissolve or wind up, the holders of our common shares are entitled to share ratably in all assets legally available for distribution to stockholders after payment of any liquidation or distribution preference payable with respect to any other then outstanding classes of stock entitled to such preference.
Rights and Preferences
          Our common shares have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common shares.
Board Classification
          Under our articles, our board of directors is divided into three classes, each of which serves for a three year term.
Change of Control
          Under Canadian law, the affirmative vote of two-thirds of the votes cast is required for shareholder approval of an amalgamation (other than certain short form amalgamations), for any sale, lease or exchange of all, or substantially all, of our assets, if not in the ordinary course of our business, and certain other fundamental changes including an amendment to the articles of amalgamation. Other shareholder action is generally decided by a majority of the votes cast at a meeting of shareholders.
          There is no limitation imposed by Canadian law or by our articles or other charter documents on the right of a non-resident to hold or vote common shares, other than as provided by the Investment Canada Act, which requires notification and, in certain cases, advance review and approval by the Government of Canada of the acquisition by a non-Canadian of control of a Canadian business.
          The authorization of undesignated special shares in our articles makes it possible for our board of directors to issue special shares with rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.
Transfer Agent and Registrar
          The transfer agent and registrar for our common shares is Computershare Trust Company N.A. in the United States and Computershare Investor Services Inc. in Canada.

DESCRIPTION OF WARRANTS
          The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common shares or debt securities and which may be issued in one or more series. Warrants may be offered independently or together with other securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.
          Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.
          The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants, which we will file with the SEC in connection with the offering of such warrants.
General
          We will describe in the applicable prospectus supplement the terms relating to a series of warrants, which may include some or all of the following:
•	the title of the warrants;

•	the offering price and the aggregate number of warrants offered;

•	the currency or currencies in which the warrants are being offered;

•	the designation, number and terms of the debt securities, common shares, or preferred shares that can be purchased if a holder exercises a warrant and procedures by which the numbers may be adjusted;

•	the exercise price of such warrants and the currency or currencies in which such exercise price is payable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	certain federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.
          Warrants will be in registered form only.
          If the warrants are offered attached to common shares, preferred shares or debt securities, the applicable prospectus supplement will also describe the date on and after which the holder of the warrants can transfer them separately from the related common shares, preferred shares or debt securities.
Governing Law
          Each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
          We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of our common shares or preferred shares, as applicable, at a future date or dates. The price per common share or preferred share, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.
          The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:
•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common shares or preferred shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common shares or preferred shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.
          The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS
          We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
          The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.
          The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION
          We may sell the securities being offered hereby in one or more of the following ways from time to time:
•	through agents to the public or to investors;

•	to one or more underwriters for resale to the public or to investors;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to purchasers; or

•	through a combination of these methods of sale.
          We will set forth in a prospectus supplement the terms of the offering of securities, including:
•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.
          If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.
          We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.
          Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.
          We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expenses of all commissions and discounts, if any, attributable to the sales of securities by us.
          Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common shares, which are listed on the NASDAQ Global Market and on the Toronto Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS
     Unless otherwise specified in a prospectus supplement, certain Canadian legal matters in connection with this offering of securities will be passed upon for us by McCarthy Tétrault LLP and certain U.S. legal matters in connection with this offering of securities will be passed upon for us by Shearman & Sterling LLP.
EXPERTS
     The audited financial statements, the related financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting), incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information, or obtain copies of the information by mail, at the following location of the SEC:
Public Reference Room
100 F Street, N.E.
Room 1580
Washington, DC 20549
     You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
     The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like IMAX, that file electronically with the SEC. The address of the site is www.sec.gov.
     In addition, we are subject to the filing requirements prescribed by the securities legislation of all Canadian provinces. These filings are available electronically from the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com, which is commonly known by the acronym “SEDAR.” The address of the site is www.sedar.com,
     We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 13, 2009;

•	Proxy Statement on Schedule 14A related to our Annual Meeting of Shareholders to be held on June 3, 2009, filed on April 8, 2009;

•	All documents filed by us pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K); and

•	The description of our common shares contained in the Registration Statement on Form 20-F/A No. 2 filed with the SEC on June 7, 1994, including any amendment or report filed for the purposes of updating such description.
     You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Investor Relations Department
IMAX Corporation
110 East 59th Street, Suite 2100
New York, New York 10022
Tel: (212) 821-0100
     Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.
     You may also obtain these filings from our website at www.imax.com. Except for the documents specifically incorporated by reference in the prospectus, the information contained on our website does not constitute a part of this prospectus.

$250,000,000
Debt Securities
Preferred Shares
Common Shares
Warrants
Stock Purchase Contracts
Units

Prospectus
, 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$9,825
Accounting fees and expenses	$45,000
Legal fees and expenses	$55,000
Printing fees	$20,000
Miscellaneous expenses	$20,175

Total(1)	$150,000

(1)	The amounts set forth above are estimates except for the SEC registration fee. The registrant will pay all expenses.
Item 15. Indemnification of Directors and Officers
     The following summary is qualified in its entirety by reference to the sections of the Canada Business Corporations Act (“CBCA”) and the registrant’s By-Law No. 1 (the “By-Law”) referred to below.
     Section 124 of the CBCA and Section 7 of the registrant’s By-Law No. 1 provide for the indemnification of directors and officers of the registrant. Under these provisions, the registrant shall indemnify a director or officer of the registrant (or a former director or officer) against all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, reasonably incurred by such director or officer in respect of any civil, criminal, administrative, investigative or other proceeding (other than in respect of an action by or in right of the registrant) to which such individual is made a party by reason of his position with the registrant, if he fulfills the following two conditions: (a) he acted honestly and in good faith with a view to the best interests of the registrant; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. In respect of an action by or on behalf of the registrant to procure a judgment in its favor, the registrant, with the approval of a court, may indemnify a director or officer of the registrant (or a former director or officer) against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in clauses (a) and (b) of the previous sentence.
     Section 7.4 of the registrant’s By-Law No. 1 also provides that, to the extent permitted by law, no director or officer for the time being of the registrant shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the registrant through the insufficiency or deficiency of title to any property acquired by the registrant or for or on behalf of the registrant or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the registrant shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the registrant shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the registrant or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the registrant and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
     The registrant’s employment agreements with Mr. Richard Gelfond and Mr. Bradley Wechsler, the registrant’s Co-Chief Executive Officers, provide that the registrant will indemnify each of them, to the extent permitted by law, against any and all liabilities (and all expenses related thereto) incurred by them in connection with their performance under their respective employment agreements. The registrant also maintains officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act, as amended.

Item 16. Exhibits.
     The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.
Item 17. Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set froth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	The undersigned Registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX CORPORATION

By:	*

	Name:	Richard L. Gelfond
	Title:	Chief Executive Officer and Director
(Principal Executive Officer)

* By:	/s/ Robert D. Lister
Attorney-in-fact
     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

*	Chief Executive Officer and Director
Richard L. Gelfond	(Principal Executive Officer)

/s/ Joseph Sparacio	Chief Financial Officer
Joseph Sparacio	(Principal Financial Officer)

*	Controller
Jeffrey Vance	(Principal Accounting Officer)

*	Chairman of the Company and Director
Bradley J. Wechsler

*	Director
Neil S. Braun

*	Director
Kenneth G. Copland

*	Director
Garth M. Girvan

*	Director
David W. Leebron

*	Director
Marc A. Utay

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

1329507 ONTARIO INC.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

7096267 CANADA LTD.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

3183 FILMS LTD.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

6822967 CANADA LTD.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance

Joseph Sparacio

/s/ Robert D. Lister	Vice President

Robert D. Lister

*	Vice President

Edward MacNeil

*	Secretary and Director

G. Mary Ruby

* By:	/s/ Robert D. Lister Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

7096291 CANADA LTD.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance

Joseph Sparacio

/s/ Robert D. Lister	Vice President

Robert D. Lister

*	Vice President

Edward MacNeil

*	President, Secretary and Director

G. Mary Ruby

* By:	/s/ Robert D. Lister Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

7103077 CANADA LTD.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance

Joseph Sparacio

/s/ Robert D. Lister	Vice President

Robert D. Lister

*	Vice President

Edward MacNeil

*	Secretary and Director

G. Mary Ruby

* By:	/s/ Robert D. Lister Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

7109857 CANADA LTD.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance

Joseph Sparacio

/s/ Robert D. Lister	Vice President

Robert D. Lister

*	Vice President

Edward MacNeil

*	Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

ARIZONA BIG FRAME THEATRES, L.L.C.
BY:	IMAX Theatre Holdings (OEI), Inc.
The sole member of the Limited Liability Company

By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance

Joseph Sparacio

/s/ Robert D. Lister	Vice President

Robert D. Lister

*	Vice President

Edward MacNeil

*	President, Secretary and Director

G. Mary Ruby

* By:	/s/ Robert D. Lister Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

BIG ENGINE FILMS INC.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance

Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

CORAL SEA FILMS LTD.

By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President
     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

DAVID KEIGHLEY PRODUCTIONS 70 MM INC.

By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

*	President
David Keighley

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX (TITANIC) INC.

By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

7096194 CANADA LTD.

By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil
*	President, Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX II U.S.A. INC.

By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX CHICAGO THEATRE LLC

BY:	IMAX Theatre Holding (California I) Co. its Managing Member

By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX FILM HOLDING CO.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

*	By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX INDIANAPOLIS LLC
By:	*
	Name:	G. Mary Ruby
	Title:	Secretary

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Robert D. Lister	Vice President
Robert D. Lister
*	Vice President
Edward MacNeil
*	Secretary and Director
G. Mary Ruby

*	By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX INTERNATIONAL SALES CORPORATION
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	Secretary and Director
G. Mary Ruby

*	By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX MINNESOTA HOLDING CO.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

        .
     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

*	By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX MUSIC LTD.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	Secretary and Director
G. Mary Ruby

*	By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX PROVIDENCE GENERAL PARTNER CO.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

*	By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX PROVIDENCE LIMITED PARTNER CO.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

*	By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX RHODE ISLAND LIMITED PARTNERSHIP BY: IMAX PROVIDENCE GENERAL PARTNER CO. Its General Partner
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

*	By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX SCRIBE INC.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

*	President and Director

Greg Foster

/s/ Joseph Sparacio	Vice President, Finance

Joseph Sparacio

/s/ Robert D. Lister	Vice President

Robert D. Lister

*	Vice President

Edward MacNeil

*	Secretary

G. Mary Ruby

* By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX SPACE PRODUCTIONS LTD.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance

Joseph Sparacio

/s/ Robert D. Lister	Vice President

Robert D. Lister

*	Vice President

Edward MacNeil

*	Secretary and Director

G. Mary Ruby

* By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX SPACE LTD.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance

Joseph Sparacio

/s/ Robert D. Lister	Vice President

Robert D. Lister

*	Vice President

Edward MacNeil

*	President, Secretary and Director

G. Mary Ruby

* By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX THEATRE HOLDING (CALIFORNIA I) CO.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance

Joseph Sparacio

/s/ Robert D. Lister	Vice President

Robert D. Lister

*	Vice President

Edward MacNeil

*	President, Secretary and Director

G. Mary Ruby

* By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX THEATRE HOLDING (CALIFORNIA II) CO.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance

Joseph Sparacio

/s/ Robert D. Lister	Vice President

Robert D. Lister

*	Vice President

Edward MacNeil

*	President, Secretary and Director

G. Mary Ruby

* By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX THEATRE HOLDING (NYACK I) CO.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance

Joseph Sparacio

/s/ Robert D. Lister	Vice President

Robert D. Lister

*	Vice President

Edward MacNeil

*	President, Secretary and Director

G. Mary Ruby

* By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX THEATRE HOLDING (NYACK II) CO.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX THEATRE HOLDING CO.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX THEATRE HOLDINGS (OEI), INC.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX THEATRE MANAGEMENT COMPANY
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President

Edward MacNeil

*	President, Secretary and Director

G. Mary Ruby

* By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX THEATRE SERVICES LTD.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

IMAX U.S.A. INC.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

NYACK THEATRE LLC BY: IMAX Theatre Holding (Nyack I) Co. its Managing Member
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

*	By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

RAINING ARROWS PRODUCTIONS LTD.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	Secretary and Director
G. Mary Ruby

*	By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

RIDEFILM CORPORATION
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	Treasurer, Secretary and Director
G. Mary Ruby

*	By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

RUTH QUENTIN FILMS LTD.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	Secretary and Director
G. Mary Ruby

*	By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

SACRAMENTO THEATRE LLC BY: IMAX Theatre Holding (California I) Co. its Managing Member
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

*	By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

SONICS ASSOCIATES, INC.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Richard L. Gelfond

*	Director
Bradley J. Wechsler

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President and Director
Robert D. Lister

*	Vice President
Edward MacNeil

*	Secretary
G. Mary Ruby

*	By:	/s/ Robert D. Lister
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

STARBOARD THEATRES LTD.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

STRATEGIC SPONSORSHIP CORPORATION
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D.Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated::

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

TAURUS-LITTROW PRODUCTIONS INC.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	President, Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

THE DEEP MAGIC COMPANY LTD.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance
Joseph Sparacio

/s/ Robert D. Lister	Vice President
Robert D. Lister

*	Vice President
Edward MacNeil

*	Secretary and Director
G. Mary Ruby

* By:	/s/ Robert D. Lister Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario as of April 8, 2009.

WALKING BONES PICTURES LTD.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed as of April 8, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Joseph Sparacio	Vice President, Finance

Joseph Sparacio

/s/ Robert D. Lister	Vice President

Robert D. Lister

*	Vice President

Edward MacNeil

*	Secretary and Director

G. Mary Ruby

* By:	/s/ Robert D. Lister Attorney-in-fact

AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of Section 6(a) of the Securities Act, the authorized representative has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, solely in it capacity as the duly authorized representative of the registrants in the United States, in the City of New York, State of New York, on April 8, 2009.

IMAX U.S.A. INC.
By:	/s/ Joseph Sparacio
	Name:	Joseph Sparacio
	Title:	Vice President, Finance

By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement for Debt Securities, Common Shares, Preferred Shares, Warrants, Stock Purchase Contracts and/or Units.

4.1†	Articles of Amalgamation of IMAX Corporation, dated January 1, 2002, as amended by the Articles of Amendment of IMAX Corporation, dated June 25, 2004. Incorporated by reference from Exhibit 4.1 from IMAX Corporation’s Form S-3 filed on February 13, 2009 (File No. 333-157300).

4.2	By-Law No. 1 of IMAX Corporation enacted on June 3, 2004. Incorporated by reference from Exhibit 3.3 from IMAX Corporation’s Form 10-Q for quarter ended June 30, 2004 (File No. 000-24216).

4.3†	Form of Senior Debt Securities Indenture. Incorporated by reference from Exhibit 4.1 from IMAX Corporation’s Form S-3 filed on February 13, 2009 (File No. 333-157300).

4.4†	Form of Subordinated Debt Securities Indenture. Incorporated by reference from Exhibit 4.1 from IMAX Corporation’s Form S-3 filed on February 13, 2009 (File No. 333-157300).

4.5	Form of certificate representing IMAX Corporation common shares. Incorporated by reference from Exhibit 3.2 to IMAX Corporation’s Form 20-F filed on May 24, 1994 (File No. 000-24216).

4.6*	Form of certificate representing IMAX Corporation preferred shares.

4.7*	Form of Warrant Agreement, including the form of Warrant.

4.8*	Form of Stock Purchase Contract Agreement, including the form of Security Certificate.

4.9*	Form of Senior Debt Security.

4.10*	Form Subordinated Debt Security.

5.1†	Opinion of McCarthy Tétrault LLP. Incorporated by reference from Exhibit 5.1 from IMAX Corporation’s Form S-3 filed on February 13, 2009 (File No. 333-157300).

5.2†	Opinion of Shearman & Sterling LLP. Incorporated by reference from Exhibit 5.2 from IMAX Corporation’s Form S-3 filed on February 13, 2009 (File No. 333-157300).

12.1**	Statement regarding computation of ratios of earnings to fixed charges.

23.1**	Consent of PricewaterhouseCoopers LLP.

23.2†	Consent of McCarthy Tétrault. Incorporated by reference from Exhibit 5.1 from IMAX Corporation’s Form S-3 filed on February 13, 2009 (File No. 333-157300).

23.3†	Consent of Shearman & Sterling LLP. Incorporated by reference from Exhibit 5.1 from IMAX Corporation’s Form S-3 filed on February 13, 2009 (File No. 333-157300).

24.1	Power of Attorney. Incorporated by reference from Exhibit 5.1 from IMAX Corporation’s Form S-3 filed on February 13, 2009 (File No. 333-157300).

25.1***	State of Eligibility of Trustee on Form T-1.

†	Previously filed

*	To the extent applicable, to be filed by an amendment to this registration statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

**	Filed herewith.

***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.